UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 30, 2014

EZCORP, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
_______________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition
On October 6, 2014, EZCORP, Inc. (the “Company”) issued a press release containing preliminary information regarding the expected results of operations for the fourth quarter of fiscal 2014 (which ended September 30, 2014), as well as information about the Plan described in “Item 2.05 — Costs Associated with Exit or Disposal Activities.” A copy of that press release is attached as Exhibit 99.1, and the preliminary information regarding the expected fourth quarter results is contained in the section thereof entitled “Fourth Quarter Outlook.”
The information set forth under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.
Item 2.05 — Costs Associated with Exit or Disposal Activities
On September 30, 2014, the Company’s Board of Directors, on management’s recommendation, approved a plan to exit the Company’s online lending businesses in the U.K. and the U.S. (the “Plan”). The Plan includes:

•	Exiting the Company’s online lending business in the U.K. (conducted under the name “Cash Genie”) and terminating the employment of the employees related to that business; and

•	Discontinuing the Company’s online lending business in the U.S. (referred to as “EZOnline”) and terminating the employment of the employees related to that business.
These actions follow the completion of a comprehensive review and evaluation of each of the Company’s businesses by management and the Board of Directors. As a result of that review, the Company has refined its strategy to focus on an integrated, customer-centric financial services model that is focused on its core business of pawn and unsecured lending. The Company believes that its current stand-alone online lending businesses in the U.K. and the U.S. are not consistent with the integrated, customer-centric direction that is central to the Company’s refined strategy. In addition, the Company believes that continuation of these businesses in their present form will require further significant investment of resources and that more attractive opportunities exist in its core pawn and financial services businesses for the deployment of those resources. Additional information and background regarding each of these actions is set forth below.
Exiting Cash Genie Business
The Company acquired 74% of Cash Genie in April 2012, an additional 21% in October 2012 and the remaining 5% in August 2013. Recent changes in the U.K. regulatory environment relating to “high-cost short-term credit” have created challenges for the Cash Genie business. These changes include (a) the transfer of regulatory authority from the Office of Fair Trading (OFT) to the Financial Conduct Authority (FCA) in April 2014, (b) the enactment by the FCA of regulations that focus on the affordability of the credit extended (i.e., the customer’s ability to repay), the use of continuous payment authority to collect repayments, and sustained use of short-term credit products, and (c) the publication in July 2014 of the FCA’s proposal for rate caps on high-cost short-term credit products that are scheduled to become effective in January 2015. In light of these changes in the regulatory environment, and in the context of the refinement in Company strategy described above, the Company has decided to exit the Cash Genie business as soon as practicable. The Company will entertain offers, and will evaluate opportunities, to sell some or all of the assets constituting the Cash Genie business. The Company currently expects to have completed the Cash Genie exit activities, whether wind-down or sale, before the end of the second quarter of fiscal 2015.
As part of exiting the Cash Genie business, the Company will eliminate 115 positions (49 of which are currently held by independent contractors) and terminate the employment of 66 current employees.
The Company expects the costs associated with exiting the Cash Genie business to be approximately $56 million, consisting of the following:

•	Employee severance costs — $0.7 million;

•	Goodwill write-down — $40.1 million;

•	Other asset charges — $5.8 million; and

•	Contract termination costs, continuing salaries and other expenses of winding down — $9.8 million.

Asset charges include write-offs and write-downs for loan balances, intangibles (other than goodwill), capitalized software, property, plant and equipment and prepaid assets. Of the amounts shown above, approximately $10.5 million represent future cash expenditures. The Company expects that exiting the Cash Genie business will result in a one-time charge of approximately $53 million (both before and after tax), which will be recorded in the fourth quarter of fiscal 2014 (ended September 30, 2014).
Discontinuing EZOnline Business
Although the Company began lending online in the U.S. in 2011, it began investing significantly in the business with the acquisition of the “Go Cash” business from Hayfield in November 2012. Due in part to unanticipated difficulties and complexities in transitioning the legacy Go Cash business from a “state export” model to a “state-by-state compliant model,” the business has taken a significant amount of executive management focus and effort, and has required a variety of one-time expenses, while producing inconsistent and unpredictable results despite several growth and performance enhancement initiatives. In light of this performance, and in the context of the refinement in Company strategy described above, management of the Company has decided to discontinue online lending operations in the U.S. while assessing opportunities to more effectively integrate online lending products and services with its core storefront financial services business. The Company will entertain offers, and will evaluate opportunities, to sell some or all of the assets constituting the EZOnline business. The Company currently expects to have completed the EZOnline exit activities, whether wind-down or sale, before the end of the second quarter of fiscal 2015.
As part of discontinuing the EZOnline business, the Company will eliminate 34 positions and terminate the employment of 34 current employees.
The Company expects the costs associated with discontinuing the EZOnline business to be approximately $50 million, consisting of the following:

•	Employee severance costs — $0.3 million;

•	Goodwill write-down, net — $39.2 million;

•	Other asset charges — $10.1 million; and

•	Contract termination costs and other expenses of winding down — $0.7 million.
The goodwill write-down shown above is net of a $4.8 million liability for contingent consideration that will be reversed as part of the discontinuance. Asset charges include write-offs and write-downs for loan balances, intangibles (other than goodwill), capitalized software, property, plant and equipment and prepaid assets. Of the amounts shown above, approximately $1 million represent future cash expenditures. The Company expects that discontinuing the EZOnline business will result in a one-time, pre-tax charge of approximately $50 million ($46.9 million after-tax), which will be recorded in the fourth quarter of fiscal 2014 (ended September 30, 2014).
Item 2.06 — Material Impairments
Information required by this Item 2.06 is described in Item 2.05 above, and such description is incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits.
(d)    Exhibits.

99.1	Press Release, dated October 6, 2014, containing information regarding restructuring plan, as well as preliminary information regarding results of operations for the fourth quarter of fiscal 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date: October 6, 2014	By:	/s/ THOMAS H. WELCH, JR.
Thomas H. Welch, Jr.
Senior Vice President,
General Counsel and Secretary

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